Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-171001 on Form S-4 of our report dated April 23, 2010 relating to the financial statements of Sovello AG appearing in Form 10-K/A of Evergreen Solar, Inc. for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.
/s/ Deloitte & Touche GmbH
Deloitte & Touche GmbH
Wirtschaftsprüfungsgesellschaft
Frankfurt/Main, Germany
December 22, 2010